                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at September 30, 1996       Filed
             (Unaudited, subject to adjustment)        herewith


   B         Statement of Income and Accumulated       Filed
             Deficit for twelve months ended           herewith
             September 30, 1996 (Unaudited,
             subject to adjustment)


   C         Statement of Cash Flows for twelve        Filed
             months ended September 30, 1996           herewith
             (Unaudited, subject to adjustment)